Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY COMPLETES

PRIVATE OFFERING OF $225 MILLION 7 1/8% SENIOR

SUBORDINATED NOTES DUE 2014

Uncasville, Connecticut, August 3, 2004 – The Mohegan Tribal Gaming Authority (the “Authority”) announced the closing today of a Rule 144A private placement of $225 million 7 1/8% senior subordinated notes due 2014 (the “notes”). The Authority used the net proceeds from this offering, together with the proceeds of a draw on the Authority’s existing bank credit facility, to repurchase its outstanding 8 1/8% senior notes due 2006 and its outstanding 8 3/8% senior subordinated notes due 2011, to the extent such notes have been tendered in accordance with the cash tender offer and consent solicitation commenced on July 15, 2004, and to pay fees and expenses associated therewith.

“I am very pleased with the concurrent refinancing transaction closed today,” said Jeffrey E. Hartmann, Executive Vice President, Finance, and Chief Financial Officer. “We believe the response to this offering is a reflection of continued investor confidence in our property, the Connecticut gaming market and our 9,500 dedicated employees.”

The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, until so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), a federally recognized Indian tribe with an approximately 405-acre reservation situated in southeastern Connecticut, which has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe located near Uncasville, Connecticut, including the operation of the Mohegan Sun, a gaming and entertainment complex that is situated on a 240-acre site on the Tribe’s reservation. The Tribe’s gaming operation is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.0 million square foot facility, which includes the Casino of the Earth, Casino of the Sky, the Shops at Mohegan Sun, a 10,000-seat Arena, a 300-seat Cabaret, meeting and convention space and an approximately 1,200-room luxury hotel. More information about Mohegan Sun and the Authority can be obtained by visiting www.mohegansun.com.

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business development activities, as well as capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and increased competition. These statements can sometimes be identified by the Authority’s use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to increased competition (including the legalization of expanded gaming in Connecticut, Rhode Island, New York, Pennsylvania, Massachusetts and/or Maine), the financial performance of the Casino of the Earth, the Casino of the Sky, the hotel and the convention center, dependence on existing management, local, regional, national or global economic conditions, the Authority’s leverage and ability to meet its debt service obligations, an act of terrorism in the United States of America, changes in federal or state tax laws or the administration of such laws, changes in gaming laws or regulations (including the limitation or suspension of licenses required under gaming laws and regulations), and the availability of financing for operations. Additional information concerning potential factors that could affect the Authority’s financial results is included in the Authority’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as well as the Authority’s other reports and filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure you that projected results or events will be achieved.